ASSIGNMENT AND ASSUMPTION
                               OF
                       PURCHASE AGREEMENT

      THIS ASSIGNMENT made and entered into this 31st day of October, 2005, by and between AEI FUND MANAGEMENT, INC., a
Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH  FUND
25 LLC, a Delaware limited liability company ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 7th day of October, 2005, Assignor entered into an Purchase Agreement (hereinafter referred to as the "Agreement") for that certain property located at 297 Loudon Road, Concord, New Hampshire, which is more particularly described within the Agreement, (the "Property) with Loudon Road N.H. Rte. 9 Development, LLC, a New York limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign to Assignee all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property and Assignee desires to accept the assignment thereof and assume Assignor's right, title and interest in, to and under the Agreement regarding the Property as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement regarding the Property to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement regarding the Property to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement;

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By:  /s/ ROBERT P JOHNSON
  Name:  Robert P Johnson
  Title: President


ASSIGNEE:

AEI INCOME & GROWTH FUND 25 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By:  /s/ ROBERT P JOHNSON
  Name:  Robert P Johnson
  Title: President





                   PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is entered into as of this 7th day of October, 2005, between LOUDON ROAD N.H. RTE. 9 DEVELOPMENT, LLC, a New York limited liability company ("Seller"), and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer"). The date on which the last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

     In consideration of the mutual covenants set forth herein and in consideration of the earnest money deposit herein called for, the parties agree as follows:

     Section 1. SALE AND PURCHASE. Seller shall sell, convey, and assign to Buyer, and Buyer shall purchase, assume and accept from Seller, for the Purchase Price (hereinafter defined) and on and subject to the terms and conditions herein set forth, the following:

          (a) the tract or parcel of land comprised of approximately 0.60 acres and located at 297 Loudon Road, City of Concord, County of Merrimack, New Hampshire, and more particularly described in EXHIBIT A attached hereto, together with all rights and interests appurtenant thereto, including all of Seller's right, title, and interest in and to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores of real estate (the "LAND"); all improvements located on the Land, including that certain one-story building which consists of approximately 5,996 square feet
(the "IMPROVEMENTS"); and all rights, titles, and interests appurtenant to the Land and Improvements;

          (b) all of Seller's interest in and rights and obligations under the Lease dated June 30, 2005, by and between Seller and Sterling, Inc., an Ohio corporation (the "TENANT"), providing for the use and occupancy of the improvements and Land (the "LEASE"), and under that Guaranty of Lease of Sterling Jewelers, Inc. dated
June 24, 2005 (the "GUARANTY"), and all rents prepaid for any period subsequent to the Closing Date (defined below); and

          (c) to the extent assignable by Seller and not previously assigned to Tenant as required under the Lease, all of the
following,  if  any,  relating  solely  to  the  Land   and   the
Improvements; (1) warranties, guaranties, indemnities, and claims (all subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the
Property),   (2)   plans,   drawings,  specifications,   surveys,
engineering reports, and other technical information, and (3) other property (real, personal, or any other) relating to the
leasing,   maintenance,  service,  or  operation  of  the   Land,
Improvements, or the Lease (such assignment to be subject to Seller's reservation of its rights with respect to claims thereunder which arise from facts or circumstances existing prior to the Closing Date or during any period when Seller remains liable to Tenant or Buyer with respect to the Property).

The above-listed items are herein collectively called the "PROPERTY". All of the Property shall be sold, conveyed, and assigned to Buyer at Closing (defined below) free and clear of all liens except for the lien of real property taxes not yet due and payable, and subject to the Permitted Encumbrances (defined below).

     Section 2.     PURCHASE AND SALE.  Seller agrees to sell  to
Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this Agreement.

     Section 3. PURCHASE PRICE. The Purchase Price ("PURCHASE PRICE") for the Property shall be $4,072,800.00 to be paid in cash or cash equivalent as set forth in Section 9, subject to adjustment thereof pursuant to Section 9(e) hereof.

     Section 4. EARNEST MONEY. Within two (2) business days after the Effective Date, Buyer shall deliver to Hebert & Uchida, 244 North Main Street, Concord, New Hampshire 03301, as agent for Chicago Title Insurance Company ("TITLE COMPANY") a check or wire transfer in the amount of $50,000.00 (the "Earnest Money"), which the Title Company shall immediately deposit for collection in an interest bearing account or accounts bearing interest at not less than the daily passbook rate.

     If for any reason this Agreement is terminated prior to the expiration of the Inspection Period, then the Earnest Money and any interest accrued thereon shall be immediately returned to
Buyer. If the transaction contemplated hereby proceeds to Closing, the Earnest Money shall be paid to Seller at Closing and Buyer shall receive a credit against the Purchase Price payable hereunder in the amount of the Earnest Money plus interest accrued thereon. If Buyer does not terminate this Purchase and Sale Agreement as set forth in and when allowed under Sections 5, 6 or 7 hereof, or otherwise as expressly allowed hereunder, the Earnest Money shall, except to the extent any of the contingencies to Buyer's performance hereunder (including without limitation Seller's performance of its obligations hereunder) shall not be satisfied, thereafter be deemed non-refundable. As used in this Agreement, the term "EARNEST MONEY" shall mean the amount deposited by Buyer, together with all interest accrued thereon or deemed to have accrued thereon, as provided above.

     Section 5.     DELIVERY OF INFORMATION BY SELLER.  Within five
(5) business days of the Effective Date, Seller shall deliver or cause to be delivered to Buyer the following:

          (a) A title insurance commitment issued by-the Title Company naming Buyer as the proposed insured and insuring Buyer in the amount of the Purchase Price (the "TITLE COMMITMENT");

          (b) Copies of all documents referred to in the Title Commitment (the "TITLE COMMITMENT DOCUMENTS");

          (c) A copy of Seller's existing Phase I Environmental Report and copies of any other environmental reports on the Property in Seller's possession;

          (d) A copy of Seller's existing ALTA/ACSM Land and Improvements survey (the "EXISTING SURVEY");

          (e)  A copy of the executed Lease and any amendments thereto;

          (f) A copy of the executed Guaranty of Lease and any amendments or modifications thereto;

          (g) Any soil boring logs, geotechnical or other engineering reports;

          (h) If in Seller's possession, zoning information concerning the current zoning of the Property;

          (i)  Site plans and building plans and specifications;

          (j) Names, addresses and phone numbers of utility companies servicing the Property; and

          (k)  Copy of current real estate tax statement.


Buyer shall have an "INSPECTION PERIOD" of fifteen (15) business days from receipt of the last of the foregoing to review and approve the foregoing or terminate this Agreement in accordance with the terms of subparagraph 6(b) below in Buyer's sole discretion.

Seller, at its own expense, shall provide Buyer with the following, which Buyer shall have fifteen (15) days from the receipt of the last of the following to review (the "REVIEW PERIOD"); provided, however, Buyer shall use its best efforts to complete its review of such items in a timely manner to expedite the transaction toward Closing, and shall waive (in Buyer's sole but reasonable discretion) the requirement of an entire fifteen
(15) day review period as to a de minimis number of the following items that may not be available until several days prior to
Closing:

          (l) A copy of any items to be specifically assigned to Buyer under paragraph 1(c). The form of said Assignment and Assumption of Warranties, Guaranties, Indemnities and Intangibles shall be as attached hereto as EXHIBIT D;

          (m) A current ALTA As-Built Survey, certified to Buyer and Title Company (Buyer's review thereof shall be confined to matters not theretofore reflected on the Title Commitment or the Existing
Survey as provided to Buyer);

          (n)  Proposed general warranty deed;

          (o)  Balance Sheet of Seller;

          (p) An original Reliance Letter certified to Buyer from the engineer who prepared the Seller's Phase I Environmental Report;

          (q) Certificate of Occupancy, and Certificate of Completion from the project architect and general contractor certifying that as of the date thereof and to their best knowledge, the Improvements
have   been   completed  in  accordance  with   the   plans   and
specifications for the Property and substantially comply with all applicable rules and regulations of governmental authorities having jurisdiction over the Property and the objective standards of the Americans with Disabilities Act;

          (r) Certificate of Insurance evidencing Tenant's compliance with the Lease requirements;

          (s) A project cost statement, signed by Seller, itemizing in percentages totaling 100%, the following costs: land acquisition, soft costs, building construction, and site work;

          (t) Copies of any and all warranties and assignments thereof, issued to or required to be provided to Tenant as designated in
the  Lease.   Seller's interest in any and all warranties,  which
are to be jointly held between Landlord and Tenant under the Lease, shall be assigned to Buyer at Closing.

The documents described in this Section are herein collectively called the "DOCUMENTS," and the information contained in the Documents is herein collectively called the "INFORMATION." Seller further agrees to deliver to Buyer any information that shall come to Seller's attention prior to the Closing that shall materially, adversely impact the Documents, the Information, the Property, or the Tenant. Buyer shall have a right to terminate this Agreement based upon such materially adverse information and shall receive the return of its Earnest Money together with any interest thereon if this Agreement is so terminated on such basis.

     Section 6.     RIGHT OF INSPECTION.

          (a) Buyer may conduct a site inspection of the Property during the Inspection Period (defined above) and Buyer may elect to not purchase  the Property and terminate this Agreement in accordance with the terms of Paragraph (b) below if, in its sole discretion,
it  is  not  satisfied with the results of such  inspection.   In
conducting its inspection Buyer shall not unreasonably  interfere with  the  business  and  operations of  Tenant  or  construction activities of Seller.  Further, Buyer shall indemnify, defend and hold  Seller  harmless  from  any and  all  costs,  damages,  and liabilities  whatsoever,  including reasonable  attorney's  fees, arising  out  of  Buyer's  inspection of  the  Property  and  the
Information,  which  obligation  shall  expressly   survive   any
termination of this Agreement.  Except as may be required by  law or  by  legal  proceedings,  Buyer  shall  keep  all  Information
furnished  to  it  by  Seller  or  obtained  by  Buyer   strictly
confidential; provided, however, that the same may  be  disclosed to  Buyer's  lenders,  accountants and attorneys  to  the  extent necessary  to consummate this transaction and to the extent  such
recipients  agree  to  maintain  such  confidentiality.   Buyer's
obligations under this Section shall survive the termination of this Agreement for any reason.

          (b) If for any reason Buyer determines that it shall not proceed with this transaction, then Buyer may terminate this Agreement, by delivering to Seller a written notice of termination at any time during the period ending at 5:00 p.m., CST time, on the last day of the Inspection Period. If Buyer does not so terminate this Agreement, Buyer shall have waived its right to terminate this Agreement, except as otherwise expressly set forth herein.

     Section 7. TITLE. Buyer may, at any time during the Inspection Period, object in writing ("BUYER'S TITLE OBJECTION NOTICE") and in good faith to any liens, encumbrances, and other matters reflected by the Title Commitment. All such matters to which Buyer so objects shall be "NON-PERMITTED ENCUMBRANCES"; if no such objection notice is given during the Inspection Period, all matters reflected by the Title Commitment shall be "PERMITTED ENCUMBRANCES." Seller may, but shall not be obligated to, cure, remove or insure around all Non-Permitted Encumbrances. In addition, Seller shall be obligated to remove or insure around by Closing all mortgages, deeds of trust, judgment liens, mechanic's and materialmen's liens, and other monetary liens against the Property (other than the liens for taxes and assessments which are not delinquent), whether or not Buyer objects thereto during the Inspection Period. Within five (5) days after receipt of Buyer's Title Objection Notice, Seller shall provide an updated title insurance commitment (the "Title Commitment Update"). If the Title Commitment Update does not address all of Buyer's objections set forth in Buyer's Title Objection Notice to the reasonable satisfaction of Buyer, then Buyer may either
(a) terminate this Agreement in accordance with Section 11(b) by written notice to Seller within five (5) business days after receipt of the Title Commitment Update or (b) purchase the Property subject to the Non-Permitted Encumbrances (other than monetary liens that Seller is obligated to remove or insure around), and the Non-Permitted Encumbrances (other than liens that Seller is obligated to remove or insure around) shall thereafter be deemed Permitted Encumbrances. The Lease is hereby designated as a Permitted Encumbrance.

      In addition, Buyer may, within five (5) days after receipt of the As-Built Survey to be delivered by Seller to Buyer pursuant to Section 5(m) hereof, object in writing to matters reflected on such As-Built Survey so long as (i) such objections are to matters which render title to the Property unmarketable, which constitute a material deviation from the Site Plan attached to the Lease, or which otherwise constitute a violation of applicable zoning ordinances and (ii) such objections, to the extent not previously covered by Buyer's Title Objections, relate to matters not reflected on the Existing Survey heretofore delivered by Seller to Buyer. Seller may, but shall not be obligated to, cure or remove any such survey objections made by Buyer in accordance with this Section 7. If Seller does not cause all such survey objections to be removed, cured or insured around to Buyer's reasonable satisfaction within fifteen (15) days after receipt by Seller of such survey objections, then Buyer may either (a) terminate this Agreement in accordance with
Section 11(b) by delivering notice to Seller prior to the expiration of such fifteen (15) day period or (b) purchase the Property subject to such survey objections.

     Section  8.      SELLER'S REPRESENTATIONS,  WARRANTIES,  AND
COVENANTS.   Seller  hereby  represents  and  warrants  to,   and
covenants with, Buyer that:

          (a) Except for this Agreement and the Lease and those matters disclosed in the materials delivered to Buyer pursuant to Section
5 hereof, it is not aware of any other agreements or leases with respect to the Property, including none of the following that will survive the Closing such as maintenance, service, or utility contracts (the "PROPERTY AGREEMENTS");

          (b) It does not have any actions or proceedings pending, which would materially affect the Property or Tenant, except matters fully covered by insurance;

          (c) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

          (d) All of Seller's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive for one (1) year from the delivery to Buyer of the warranty deed and other documents furnished in accordance with this Agreement, and the provision hereof shall continue to inure for one (1) year to Buyer's benefit and its successors and assigns;

          (e) The Property is in good condition, substantially undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding;

          (f) Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transaction provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties; and this Agreement, when executed and delivered by Seller and Buyer, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

          (g) To the best of Seller's knowledge, the Property is presently not in violation of applicable environmental law, and contains no hazardous materials in excess of amounts allowed by applicable law except for the presence on the Property of such materials as may be held by Tenant in customary amounts for resale or maintenance of the Property;

          (h) Seller has not received from any governmental authority written notice of any violation of law, rule, regulation, permit, certificate, or approval or license, which has not heretofore been cured;

          (i) To the best of Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, or threatened against Seller;

          (j) The copies of all documents and other documents delivered by Seller to Buyer pursuant to this Agreement shall, to Seller's current actual knowledge, be true and complete in all material respects; provided, however, that Seller makes no representation or warranty whatsoever as to the contents or subject matter of any Documents, Information or other items prepared by third parties;

          (k)  The Lease and Guaranty submitted to Buyer;

               (1) are true and complete copies of the Lease, with all exhibits attached, and Guaranty;

               (2)  have not been modified, altered or amended; and

               (3) are in full force and effect without any uncured material default by either Landlord or Tenant.

          (l) Seller represents and warrants the transaction contemplated herein does not represent a fraudulent conveyance.

All of Seller's representations and warranties shall be true as of the Closing Date and shall survive the Closing for one (1) year; Buyer may not take any action for breach of such representations and warranties unless it shall have given Seller written notice of such breach in reasonable detail not later than a date that is one (1) year from the Closing Date. Seller shall have thirty (30) days to commence to cure any such breach after receipt of Buyer's timely written notice and so long thereafter as is reasonably necessary to complete such cure.

     Section 9. CLOSING. The closing of the sale of the Property by Seller to Buyer (the "CLOSING") shall occur upon the later of:
(a) on or before the tenth (10th) business day after the expiration of the Review Period or (b) within ten (10) business days after the Tenant takes possession of the building and begins paying rent (the "CLOSING DATE"). The parties may elect to close
prior  to  the  scheduled Closing Date upon mutual  consent.   An
escrow officer of the Title Company at its office in Concord, New Hampshire shall close this transaction. Time is of the essence with regard to the Closing Date. At the Closing, the following, which are mutually concurrent conditions, shall occur;

          (a) Buyer, at its expense, shall deliver or cause to be delivered to Seller the following:

               (1) the Purchase Price in funds available for immediate value in Seller's accounts;

               (2) the Earnest Money shall be delivered to Seller and credited against the Purchase Price;

               (3) an Assignment and Assumption of Lease and Guaranty in the form attached hereto and incorporated herein as EXHIBIT B (the "ASSIGNMENT AND ASSUMPTION OF LEASE AND GUARANTY"), fully executed and acknowledged by Buyer;

               (4) evidence satisfactory to Seller and Title Company that the person executing the Closing documents on behalf of Buyer has full right, power, and authority to do so; and

               (5) such other documents as may be reasonably requested by the Title Company or Seller in accordance with this Agreement.

          (b) Seller, at its expense, shall deliver or cause to be delivered to Buyer the following:

               (1) The Assignment and Assumption of Lease and Guaranty, fully executed and acknowledged by Seller, accompanied by the original
     Lease, and its original Amendments thereto, if any, and by the original Guaranty, and its original Amendments thereto, if any;

               (2) A New Hampshire statutory form of general warranty deed in the form to be mutually agreed upon by the parties prior to the expiration of the Review Period, fully executed and acknowledged by Seller, conveying to Buyer the Land and Improvements;

               (3) A tenant estoppel certificate substantially in the form as shown on EXHIBIT C attached hereto, fully executed by Tenant. In the event that the executed Tenant Estoppel Certificate shall list any incomplete items of Landlord's Work (as defined in the Lease), Seller agrees to diligently complete such incomplete items within six (6) months following Closing. As a condition to Closing, the parties further agree that the estimated amount of the costs needed to complete the incomplete items of Landlord's
     Work must be less than $300,000.00 and the Title Company shall retain from the funds due to Seller at Closing, pursuant to an escrow agreement reasonably acceptable to the parties, one and one-quarter of the amount reasonably estimated to be needed by Seller to complete the unfinished items of Landlord's Work until all the incomplete items have been completed. In the event that the estimate of the costs to complete the incomplete items of Landlord's Work shall exceed $300,000.00, Buyer shall not be obligated to close until Seller completes enough of the incomplete items such that the estimated amount of the costs needed to complete the incomplete items becomes less than $300,000.00;

               (4) Evidence reasonably satisfactory to Buyer and Title Company that the persons executing and delivering the Closing documents on behalf of Seller have full right, power and authority to do so;

               (5) A certificate meeting the requirements of Section 1445 of the Internal Revenue Code of 1986, executed and sworn to by Seller;

               (6) such other documents as may be reasonably requested by the Title Company or by Buyer in accordance with this Agreement, or as are customarily executed in New York to effectuate the conveyance of property similar to the Property; and

               (7)  Assignment of Warranties as required in Sections 1 (c) and 5
     (t) hereof.   The form of said Assignment and Assumption of
     Warranties, Guaranties, Indemnities and Intangibles shall be as EXHIBIT D attached hereto and incorporated herein.

          (c) Seller shall pay the following costs of closing: escrow fees, recording costs, and any brokerage fees to third parties engaged by Seller. Each party shall pay one-half of all other closing costs, such as realty transfer tax (deed stamps), and
fees   to  obtain  the  title  insurance  commitment  and  policy
premiums;  each party shall pay its own attorney's  fees.   Buyer
shall pay the mortgage tax due on any mortgage granted by Buyer at closing, if any.

          (d) Rent due under the Lease shall be prorated as of the Closing Date, Seller being charged and credited for all of same up to the
Closing Date and Buyer being charged and credited for all of same on  and  after the Closing Date; provided, however, that, if  the wire payoff to Seller's mortgagee is received later than l:00  pm
EST  on the day of Closing then the Seller, and not Buyer,  shall
be   credited  for  the  Rent  paid  under  the  Lease  that   is
attributable to the day of closing. Utility charges and taxes are paid by the Tenant and shall not be prorated at Closing. All prorations made at Closing shall be considered a final settlement between the parties. This provision shall survive closing.

          (e) Notwithstanding anything contained herein to the contrary, in the event that the amount of "Rent" (as defined in the Lease)
is  adjusted  after the Closing pursuant to Section  2.3  of  the
Lease,  the  parties shall adjust the Purchase Price  within  ten
(10) days after determination of such final adjustment of Rent to an  amount  based upon an 7.00% capitalization rate of the  final
annual   Rent   payable  by  Tenant  under   the   Lease.    Upon
determination of the adjusted Purchase Price, the amounts due and owing from either party hereunder shall be paid in full within ten (10) days thereafter.

     Section 10. DESTRUCTION, DAMAGE, OR TAKING BEFORE CLOSING. If, before Closing, all or any material part of the Land or Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, then Seller shall promptly notify Buyer thereof. Buyer may elect to proceed with the Closing (subject to the other provisions of this Agreement and with no reduction in the Purchase Price) by delivering notice thereof to Seller within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, but in such event Buyer shall be entitled to all insurance proceeds or condemnation awards payable as a result of such damage or taking and, to the extent the same may be necessary or appropriate, Seller shall assign to Buyer at Closing Seller's rights to such proceeds or awards. If, within five (5) business days of receipt of Seller's notice respecting the damage, destruction, or taking, Buyer notifies Seller of its intent to terminate this Agreement, or if Buyer gives no notice within such period, then Buyer shall be deemed to have terminated this
Agreement  pursuant to Section 11(b).  For the purposes  of  this
Section  10,  damage  or  a  taking shall  be  considered  to  be
"material"  if  the  value  of  the  portion  of  the   Land   or
Improvements damaged or taken exceeds an amount equal to twenty five percent (25%) of the Purchase Price, or, in the case of a taking, if the portion of the Land or Improvements taken are such that Tenant has the right to terminate the Lease.

     Section 11.    TERMINATION AND REMEDIES.

          (a) If Buyer fails to consummate the purchase of the Property pursuant to this Agreement for any reason other than termination hereof  pursuant  to a right granted to Buyer in  herein,  or  if
Buyer breaches any covenant or provision of this Agreement,  then
Seller,  as  its  sole remedy, may terminate  this  Agreement  by notifying  Buyer  thereof,  in which event  Title  Company  shall deliver the Earnest Money, together with all interest thereon, to
Seller  as  LIQUIDATED DAMAGES.  In addition  to  the  foregoing,
Seller shall also be entitled to recover all reasonable expenses,
including  reasonable  attorney's  fees  and  litigation   costs,
incurred in connection with obtaining the Earnest Money following a breach hereof by Buyer.

          (b) If Buyer terminates this Agreement pursuant to its rights to do so hereunder and is not in default under this Agreement, then the Earnest Money, together with all interest thereon, shall be returned to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement.

          (c) If Seller fails to consummate the sale of the Property pursuant to this Agreement for any reason other than Buyer's failure to perform its obligations hereunder, or termination hereof by Buyer in accordance with Section 11(b), then Buyer, as
its   exclusive  remedies  therefore,  may:  (1)  terminate  this
Agreement by notifying Seller thereof, in which case the Earnest Money, together with all interest thereon, shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder, except for those which expressly survive the termination of this Agreement; or (2) enforce specific performance of the obligations of Seller hereunder.

          (d) The provision for payment of liquidated damages in Section 11 (a) has been included because, in the event of a breach by Buyer, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.

          (e) This Agreement shall not be recorded in any public records in the State of New Hampshire or the county where the Property is located, and any such recording by or for Buyer shall be a default hereunder.


     Section 12. SELLER'S CONTINUING OBLIGATIONS. Notwithstanding assignment of the Lease to Buyer as contemplated by Section 9 hereof, Seller shall remain liable for the performance of the obligations of Landlord under the Lease with respect to Section
15 of the Lease. The provisions of this paragraph shall survive Closing of the sale of the Property to Buyer, and the parties agree to confirm such survival in writing at Closing.

     Section 13. NOTICES. All notices provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by reputable overnight courier delivery; or by facsimile copy transmission with printed confirmation of receipt
thereof.   Notice given in accordance herewith shall be effective
upon  delivery to the address of the addressee.  Any notice given by  facsimile transmission shall be followed by a hard copy or by
hand  delivery.   For purposes of notice, the  addresses  of  the
parties shall be as follows:

     If to Seller, to:
          Mr. Joseph P. Kane
          Loudon Road N.H. Rte. 9 Development, LLC
          C/O Westlake Development, LLC
          Skyline Building, Suite B-1
          753 James Street
          Syracuse, NY 13203
          Phone No.: (315) 471-5462
          Fax No.: (315) 471-6436
          Email: westlak1@twcny.rr.com

     With a copy to:
          Stephen G. Etoll, Esq.
          Shulman, Curtin, Grundner & Regan, PC
          250 S. Clinton Street, Suite 502
          Syracuse, NY 13202
          Phone No.: (315) 424-8944
          Fax No.: (315) 424-8205
          Email:  setoll@scgrslaw.com

     If to Buyer, to:
          AEI Fund Management, Inc.
          30 East 7th Street, Suite 1300
          St. Paul, Minnesota 55101
          Attention:  George Rerat, Director of Acquisitions
          Phone No.: (651) 227-7333
          Fax No.: (651) 227-7705
          Email:    grerat@aeifunds.com

     With a copy to:
          Michael B. Daugherty
          Daugherty Law Firm
          1300 Wells Fargo Place
          30 East Seventh Street
          St. Paul MN   55101
          Phone No.:  612-720-0777
          Fax No.:  612-677-3181
          Email:  mbdlaw@usinternet.com

Either party hereto may change its address for notice by giving three (3) days' prior written notice thereof to the other party.

     Section 14. ASSIGNS/BENEFICIARIES. Buyer may assign its rights and obligations under this Agreement to a wholly owned or controlled affiliate or subsidiary of Buyer and at Closing designate such entity to take title to the Property and to all rights conveyed by Seller to Buyer under this Agreement without the written consent of Seller. Except for the assignments provided for in the preceding sentence, Buyer may neither assign its rights under this Agreement nor delegate its duties hereunder without prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion. Should Buyer assign this Agreement or delegate its duties without the prior written consent of Seller, then in addition to all the rights, remedies, and recourses available at law or in equity, Seller may terminate this Agreement and the Title Company shall forthwith deliver the Earnest Money to Seller. Seller may assign all of its right, title and interest in and to this Agreement to any other entity that is directly or indirectly wholly owned by
Seller.   Such permitted assignment shall include any  assignment
that  may  be  deemed to occur by operation of law in  connection with  any  merger or consolidation of Seller entity  with  and/or into any other entity directly or indirectly wholly-owned by Seller (an "INTRAGROUP MERGER"). Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement. Furthermore, Seller may assign this Agreement or any
rights  hereunder  to  any  corporation  that  acquires  all   or
substantially all of the assets of Seller. This Agreement is for the sole benefit of Seller and Buyer, and no third party is intended to be a beneficiary of this Agreement.

     Section 15. COMMISSIONS. Buyer and Seller represent that neither engaged a broker for this transaction.

     Section 16. COMPUTATION OF TIME. If the expiration date of any period or time for performance hereunder falls on a Saturday, Sunday, or legal holiday, then, in such event, the expiration date of such period or time for performance shall be extended to the next business day.

     Section 17. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State in which the Property is located.

     Section 18. ENTIRE AGREEMENT. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Property, and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either
party unless reduced to writing and signed by both parties.   All
Exhibits  attached  hereto  are  incorporated  herein   by   this
reference for all purposes.

     Section 19. RULE OF CONSTRUCTION; NO WAIVER. Buyer and Seller acknowledge that each party has reviewed this Agreement and has had adequate opportunity to consult legal counsel with respect thereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not  be  employed in the interpretation of this Agreement or  any
amendments  hereto.   No  provision of this  Agreement  shall  be
deemed to have been waived by either party unless the waiver is in writing and signed by that party. No custom or practice which may evolve between the Buyer and Seller during the term of this Agreement shall be deemed or construed to waive or lessen the right of either of the parties hereto to insist upon strict compliance with the terms of this Agreement.

     Section 20. NO RECORDING. Neither this Agreement nor any memorandum hereof shall be recorded in any public records where the Property is located or elsewhere.

     Section 21. ATTORNEY'S FEES. If a dispute arises between the parties as a result of or in connection with this Agreement, then the prevailing party shall be entitled to a reimbursement of
its   reasonable   costs   and  expenses,  including   reasonable
attorney's fees, in addition to all other remedies.

     Section 22. EXPIRATION. This offer to Purchase by Buyer shall expire if not executed by Seller and returned to Buyer on or before October 10, 2005.

Executed effective as of the date last set forth below.

                         SELLER:

                         LOUDON ROAD N.H. RTE. 9 DEVELOPMENT, LLC a New York limited liability company

                         By:  Westlake Holding, Inc.,  its  sole
                         member, a  New York corporation

                         By:  /s/ Joseph P Kane
                         Name:    Joseph P. Kane
                         Title:   President
                         Date:    October  7, 2005

                         BUYER:

                         AEI FUND MANAGEMENT, INC.,
                         a Minnesota corporation

                         By:  /s/ Robert P Johnson
                         Name:    Robert P. Johnson
                         Title:   President
                         Date:    October 6, 2005


                            EXHIBIT A
                       (Legal Description)

Berkshire Development - Loudon Road Concord
Proposed Lot 1

Commencing at a steel pin on the northerly sideline of Loudon Road, said steel pin marking the southeasterly most corner of the lot herein described and being S63 53'05"W a distance of 145.97 feet from a granite bound marking the southeasterly corner of other land of the Grantor and the southwesterly corner of land now or formerly of Milano Real Estate Associates, LLC, thence
S63 53'05"W a distance of 89.18 feet, along said Loudon Road, to a steel pin; thence N35 33'45" W a distance of 185.26 feet to a steel pin; thence N54 25'40"E a distance of 145.50 feet to steel pin; thence S345 34'20"E a distance of 105.40 feet to a steel pin; thence by a curve to the left, having a central angle of 24 22'03" and a radius of 184.50 feet, a distance of 78.47 feet to a point; thence by a curve to the right, having a central angle of 47 21'09" and a radius of 39.50 feet, a distance of
32.65 feet to the point of beginning.

Containing 26,055 square feet or 0.60 acres.